BUSINESS LOAN AGREEMENT

     The undersigned RICHTON INTERNATIONAL CORPORATION, a Delaware corporation, ("Richton") with its chief executive offices located at 340 Main Street, Madison, New Jersey 07940, and CENTURY SUPPLY CORP., a Michigan corporation, ("Century") with its chief executive offices located at 31691 Dequindre Road, Madison Heights, Michigan 48071, (collectively the "Borrower"), has requested from MICHIGAN NATIONAL BANK, a national banking association, of 27777 Inkster Road [10-36], Farmington Hills, Michigan 48333-9065 (the "Bank"), and the Bank agrees to make, or has made, the loan(s) described below (the "Loans") under the terms and conditions stated in this Business Loan Agreement ("Agreement").

I.   LOANS.

     The  following   Loans  and  any   amendments,   extensions,   renewals  or
     refinancings thereof are subject to this Agreement:

     TYPE OF LOAN                       LOAN AMOUNT                   LOAN DATE

     Line of Credit                   $30,000,000.00                  03/4/1998

Purpose of Loans listed above:

     The Line of Credit has two (2) draws, as follows:

     Draw  No.  01  is  in  the  amount  of  Five  Million  and  00/100  Dollars
     ($5,000,000.00), and is to be used solely by Richton for working capital liquidity and other corporate purpose.

     Draw No. 02 is in the amount of Twenty Five Million and 00/100 Dollars ($25,000,000.00), and is to be used solely by Century for working capital liquidity and to pay off an existing Line of Credit, Note No. 02074478.

II.  BORROWER'S REPRESENTATIONS AND WARRANTIES.

     Borrower represents and warrants to Bank, all of which representations and warranties shall be continuing until all of Borrower's Obligations under this Agreement and the Related Documents are fully performed, as follows:

A. Borrower's Existence and Authority. Richton is a Delaware corporation, and Century is a Michigan corporation, the Borrower, and the Person executing this Agreement has full power and complete authority to execute this Agreement and all Related Documents.

B. Validity of Indebtedness and Agreement. Borrower's Indebtedness to Bank, this Agreement, and all Related Documents are valid, binding upon, and fully enforceable against Borrower in accordance with their respective terms.

C.   Nature of  Borrower's  Business.  The  nature of  Borrower's  business  is:
     Richton is a Holding Company; Century is a Wholesale distributor of sprinkler irrigation supplies and supplier to professional irrigation contractors.

D. Financial Information. All Financial Statements provided to Bank have been prepared and shall continue to be prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and fully and fairly present the financial condition of Borrower. There has been no material adverse change in Borrower's business, Property, or financial condition since the date of Borrower's latest Financial Statements provided to Bank.

E. Title and Encumbrances. Borrower owns all of its Property, and there are no liens or encumbrances on any of the Property except as have been disclosed to Bank in writing prior to the date of this Agreement and which are identified and listed in an attachment to this Agreement (the "Permitted Encumbrances"). Borrower agrees that Borrower shall not obtain further loans, leases, or credit extensions from any Person identified in the Permitted Encumbrances list or otherwise without Bank's prior written consent.

F. No Litigation. There are no suits or proceedings pending before any court, government agency, arbitration panel, or administrative tribunal, or, to Borrower's knowledge, threatened against Borrower, which may result in any material adverse change in the business, Property or financial condition of Borrower.

G. No Misrepresentations. All representations and warranties in this Agreement and the Related Documents are true and correct and no material fact has been omitted.

H. Employee Benefit Plans. Borrower has not incurred any material accumulated funding deficiency within the meaning of ERISA, and has not incurred any material liability to the PBGC in connection with any employee benefit plan established or maintained by Borrower, and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plan(s).

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I.   Environmental   Compliance.   Borrower  is  in  full  compliance  with  all
     applicable Environmental Laws. See Section III.H.

J. Year 2000 Compliance. Borrower is aware of and is actively addressing the so-called "Millennium Bug" to insure that all of Borrower's computer software and systems will be fully Year 2000 compliant.

III. AFFIRMATIVE COVENANTS.

As of the date of this Agreement and continuing until Borrower's Obligations under this Agreement and the Related Documents are fully performed, Borrower shall:

A.   Financial Requirements.

     1. Maintain a Tangible Net Worth plus Subordinated Debt of not less than $3,750,000.00 from March 31, 1998 through June 29, 1998; $4,500,000.00 from June 30, 1998  through  September  29, 1998;  $4,750,000.00  from
          September 30, 1998 through December 30, 1998, and $5,000,000.00 from December 31, 1998 and thereafter; which is to be based on Richton's consolidated statement;

     2. Maintain a Debt Service Coverage Ratio of not less than 1.05 to 1.00, on a rolling four (4) quarter basis; which is to be based on Richton's consolidated statement;

     3. Funded debt (all interest-bearing debt) to EBITDA not to exceed 5.50 to 1.00, on a rolling four (4) quarter basis; which is to be based on Richton's consolidated statement.

B.   Books and Reports.

     1. Financial Statements. Within one hundred twenty (120) days after the end of each fiscal year, furnish to Bank, in form acceptable to Bank, audited annual Financial Statements of Richton for the foregoing period, prepared by a certified public accountant acceptable to Bank, which includes consolidating subsidiary information of Century Supply Corp., prepared by management.

     2. Financial Statements. Within the earlier of one hundred twenty (120) days after the end of each fiscal year, or five (5) days of filing with the Securities and Exchange Commission, furnish Bank, in form acceptable to Bank, 10K Financial Statements of Richton for the foregoing period certified to be correct by Borrower's Treasurer or Chief Financial Officer.

     3. Financial Statements. Within the earlier of sixty (60) days after the end of each fiscal quarter, or five (5) days of filing with the Securities and Exchange Commission, furnish Bank, in form acceptable to Bank, 10Q Financial Statements of Richton for the foregoing period certified to be correct by Borrower's Treasurer or Chief Financial Officer, which includes consolidating subsidiary information prepared by management.

     4. Financial Statements. Within forty-five (45) days after the end of each fiscal quarter, furnish Bank, in form acceptable to Bank, management prepared quarterly Financial Statements of Century for the foregoing period certified to be correct by Borrower's Treasurer or Chief Financial Officer.

     5. Financial Statements. Within thirty (30) days after the end of each fiscal month, furnish Bank, in form acceptable to Bank, management prepared monthly Financial Statements of Century for the foregoing period certified to be correct by Borrower's Treasurer or Chief Financial Officer.

     6. Projected Financial Statements. Prior to February 28th of each year, furnish Bank, in form acceptable to Bank, projected annual income statements and balance sheets, broken down monthly, of Century and CBE for the coming period certified to be correct and prepared by Borrower's Treasurer or Chief Financial Officer.

     7. Quick Cash Report. Furnish to Bank, in form acceptable to Bank, a weekly quick cash report, certified to be correct by Borrower's Treasurer or Chief Financial Officer.

     8. Field Audit. Allow the Bank's internal auditors to conduct a field audit of Century's and CBE's books, records and Property at least semi-annually, at such times and to such extent as Bank in its sole discretion may determine, and Borrower agrees to pay for the cost of said audits.

     9. Other. Promptly furnish Bank such other information and reports concerning Borrower's business, Property, and financial condition as are provided to Borrower's owners or as Bank requests, and permit Bank to inspect, confirm, and copy Borrower's books and records at any time during Borrower's normal business hours.

C. Notice of Adverse Events. Promptly notify Bank in writing of any litigation, governmental proceeding, default or any other occurrence which could have a material adverse effect on Borrower's business, Property or financial condition.

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D.   Maintain Business Existence and Operations. Do all things necessary to keep in full force and effect Borrower's corporate, partnership, proprietorship, trust, or other existence, as the case may be, and to continue its business described in Paragraph II.C. as presently conducted. Borrower shall not
     change  its  corporate,  partnership,   proprietorship,   trust,  or  other
     existence, nor sell or merge Borrower's business, in whole or in part, to or with any other Person, without the prior written consent of Bank.

E. Insurance. Maintain adequate fire and extended risk coverage, business interruption, workers disability compensation, public liability, environmental, flood, and such other insurance coverages as may be required by law or as may be required by Bank. All insurance policies shall be in such amounts, upon such terms, in form, and carried with such insurers, as are acceptable to Bank. Borrower shall provide evidence satisfactory to Bank of all insurance coverages and that the policies are in full force and effect, and for all insurance coverages upon any Property which is Collateral, the insurance policy shall be endorsed to provide Bank with a standard loss payable clause insuring the Bank's interest without regard to any act, fault or neglect of Borrower, with not less than thirty (30) days advance written notice to Bank by the insurer of any cancellation or modification of coverage (CF12181185). Bank shall reasonably consult with Borrower with respect to disbursements of insurance proceeds. Any failure to maintain insurance as provided in this Agreement shall be an Event of Default and Bank may obtain such insurance as the Bank deems necessary or prudent, in the Bank's sole discretion, without obligation to do so, and all amounts so expended by Bank shall be added to the Indebtedness or shall be payable on demand, at Bank's option. Upon Borrower's failure to promptly provide evidence of such insurance as Bank has required, the Bank may assume Borrower does not have the required coverage. Upon Borrower's failure to obtain or maintain any insurance coverages required under this Agreement, the Bank may assess a service charge for obtaining and servicing any insurance coverage(s).

F. Payment of Taxes. Pay all taxes, levies and assessments due to all local, State and Federal agencies, before any interest or penalty thereon becomes due and payable. Unless Borrower has established a cash reserve and is actively pursuing a tax appeal, any failure by Borrower to pay promptly any taxes, levies and assessments shall be an Event of Default.

G.   Employee Benefit Plans.

     1. At all times meet the minimum funding requirements of ERISA concerning all of Borrower's employee benefit plans subject to ERISA.

     2. At no time shall Borrower (a) allow any event to occur or condition concerning any employee benefit plan subject to ERISA which might constitute grounds for termination of the plan or for the appointment of a trustee to administer the plan; or (b) allow any employee benefit plan to be the subject of any voluntary or involuntary termination proceeding.

H. Environmental Laws Compliance/Notices/Indemnity. Strictly comply with all Environmental Laws applicable to Borrower's business. Borrower agrees to notify Bank, no later than ten (10) days after Borrower's receipt, of any summons, notice, lawsuit, citation, letter, or other communication received by Borrower from any Federal, State, or local agency or unit of government or other Person, which asserts that Borrower is in violation of any Environmental Laws. Borrower (and the Obligors) agree to indemnify and hold Bank harmless from all violations by Borrower of any Environmental Laws, which indemnity shall include all costs and expenses incurred by Bank, including legal fees, which are related to any violation by Borrower of any Environmental Laws, whether or not the Indebtedness has been paid at the time any such proceeding, claim, or action is instituted against Bank. Borrower further agrees that Bank may at any time, at Borrower's sole cost and expense, hire or require Borrower to hire and provide Bank with an environmental audit prepared by an independent environmental engineering firm acceptable to Bank to confirm the continuing truth and accuracy of Borrower's environmental representations and warranties.

I. Use of Proceeds; Purpose of Loans. Use the proceeds of the Loan(s) only for Borrowers' business described in Paragraph II.C., and only for those purposes stated in Paragraph I.

J. Account. Until all of the Indebtedness shall be fully repaid to Bank, Borrower, shall establish and maintain with Bank, a non-interest bearing deposit account.

K. Maintenance of Records; Change in Place of Business or Name. Keep all of its books and records at the address set forth in this Agreement, and give the Bank prompt written notice of any change in its principal place of business, in the location of Borrower's books and records, in Borrower's name, and of any change in the location of the Collateral.

L. Employment Laws. Strictly comply with all Federal and State laws pertaining to Borrower's employees, including by way of illustration but not of limitation, the Michigan Worker's Disability Compensation Act, MCL 418.101 et seq., as amended, Michigan Employment Security Act, MCL 421.1 et seq., as amended, and the Fair Labor Standards Act, 29 USC 201 et seq., as amended.

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M.   General  Compliance with Law. At all times operate  Borrower's  business in strict compliance with all applicable Federal, State, and local laws, ordinances and regulations, including the Americans with Disabilities Act of 1990, and refrain from and prevent Borrower's partners, owners, directors, officers, employees and agents from engaging in any civil or criminal activity proscribed by law.

N. Sale of Asset. The proceeds of any asset sale of Borrower greater than $500,000.00 shall be paid to Bank to pay down any Bank debt solely outstanding on Draw No. 01 (applying such proceeds first to interest, then to principal).

IV.  NEGATIVE COVENANTS.

     Until all of Borrower's Obligations under this Agreement and the Related Documents are fully performed, without the Bank's prior written consent Borrower shall not:

A. No Borrowings, Guarantees, or Loans. Borrow money or act as guarantor of any loan or other obligation or lend any money to any Person without Bank's prior written consent. Any sale of Borrower's accounts receivable shall be deemed the borrowing of money.

B. Liens and Encumbrances; Transfer of Assets. Mortgage, assign, or encumber any of its Property except to Bank.

V.   SECURITY FOR LOANS.

A. Security/Mortgage Interests. Borrower and the other Obligor(s) named in this Agreement have granted or agree to grant to Bank on the date of this Agreement, security/mortgage interests in certain Property as collateral security for the Loans and repayment of the Indebtedness, among which are the following Related Documents:

          Two  (2) Security Agreements dated March 4, 1998

VI.  EVENTS OF DEFAULT.

     The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

A. Failure to Pay Amounts Due. Any principal or interest on any Indebtedness to Bank is not paid when due.

B. Misrepresentation; False Financial Information. Any statement, warranty or representation of Borrower in connection with or contained in this Agreement, the Related Documents, or any Financial Statements now or hereafter furnished to the Bank by or on behalf of the Borrower, is false or misleading in any material respect.

C. Noncompliance with Bank Agreements. Borrower breaches any covenant, term, condition or agreement stated in this Agreement or any other agreement including, but not limited to the Related Documents, and any such breach is not cured within thirty (30) days after notice from the Bank or, if such breach cannot be reasonably cured within such thirty (30) days, if Borrower has not commenced to take action to cure such breach within such thirty
     (30) day period.

D.   Cessation/Termination of Existence.  Borrower shall cease doing business or
     Borrower's  existence  is  terminated  by  sale,  dissolution,   merger  or
     otherwise.

E. Bankruptcy or Receivership. Any conveyance is made of substantially all of Borrower's assets, any assignment is made for the benefit of creditors, any receiver is appointed, or any insolvency, liquidation or reorganization proceeding under the Bankruptcy Code or otherwise shall be filed by or against Borrower.

F. Attachments; Tax Liens. Any attachment, execution, levy, forfeiture, tax lien or similar writ or process is issued against the Collateral.

G. Indictment. The institution of any felony criminal proceeding against Borrower, Borrower's management, or any Obligor.

H. Material Adverse Change. Any material adverse change occurs or is imminent the effect of which would be to substantially diminish Borrower's financial condition, business, ability to perform their agreements with the Bank, or the value of the Collateral.

I. Other Lender Default. Any other indebtedness for borrowed money to the Bank or any other creditor becomes due and remains unpaid after acceleration of the maturity or after the maturity stated.

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VII. REMEDIES ON DEFAULT.

A. Acceleration. Upon the occurrence of any Event of Default, the Loans and all Indebtedness to Bank may, at the option of Bank, and without demand or notice of any kind, be declared to be immediately due and payable.

B. Remedies Cumulative. The remedies provided for in this Agreement are cumulative and not exclusive, and Bank may exercise any remedies available to it at law or in equity, and as are provided in this Agreement, the Related Documents, and any other agreement between Borrower and Bank.

C. No Waiver. No delay or failure of Bank to exercise any right, remedy, power or privilege hereunder shall affect that right, remedy, power or privilege, nor shall any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege. No Bank delay or failure to demand strict adherence to the terms of this Agreement shall be deemed to constitute a course of conduct inconsistent with the Bank's right to at any time, before or after any Event of Default, demand strict adherence to the terms of this Agreement and the Related Documents.

D. Bank's Right of Set-off. Upon the occurrence of any Event of Default, Bank shall have the right to apply any or all of Borrower's and any Obligor's bank accounts or any other Property held by Bank against any Indebtedness of Borrower to Bank.

VIII. CROSS-DEFAULT.

     Any default by Richton and Century under the terms of any Indebtedness to Bank shall also constitute an Event of Default under this Agreement and any Event of Default under this Agreement shall be a default under any Indebtedness of Richton and Century to Bank.

IX.  MISCELLANEOUS.

A.   Compliance  with  Bank  Agreements.   Borrower  acknowledges  that  it  has
     carefully read, and agrees to fully comply with this Agreement, the Related Documents, and all other agreements between Borrower and Bank.

B. Expenses. Borrower agrees to pay all of Bank's costs and expenses incurred to perfect or protect the Bank's security interests and liens, pay any insurance premiums, Uniform Commercial Code search fees, taxes, Environmental Laws inspection fees, appraisal fees, and all fees and costs incurred by Bank for audits, inspection, and copying of Borrower's books and records. Borrower also agrees to pay all costs and expenses of Bank, including reasonable attorney fees, in connection with the enforcement of the Bank's rights and remedies under this Agreement, the Related Documents and any other agreement, and in connection with the preparation of any amendments, modifications, waivers or consents with respect to this Agreement.

C. Further Action. Borrower agrees, from time to time upon Bank's request, to make, execute, acknowledge, and deliver to Bank such further and additional instruments, documents, and agreements, and to take such further action as may be required to carry out the intent and purpose of this Agreement and repayment of the Loans.

D. Governing Law, Partial Illegality. This Agreement and the Related Documents shall be interpreted and the rights of the parties determined under the laws of the State of Michigan. Should any part, term, or provision of this Agreement be adjudged illegal or in conflict with any law of the United States or State of Michigan, the validity of the remaining portion or provisions of the Agreement shall not be affected.

E. Writings Constitute Entire Agreement; Modifications Only in Writing. This Agreement, the Related Documents and all other written agreements between Borrower and Bank, constitute the entire agreement of the parties and there are no other agreements, express or implied. This Agreement supersedes any and all commitment letters or term sheets heretofore issued in connection with this Loan, including without limitation a certain letter of December 17, 1997. None of the parties shall be bound by anything not expressed in writing, and neither this Agreement, the Related Documents, nor any other agreement can be modified except by a writing executed by Borrower and by the Bank. This Agreement shall inure to the benefit of and shall be binding upon all of the parties to this Agreement and their respective successors, estate representatives, and assigns, provided however, that Borrower cannot assign or transfer its rights or obligations under this Agreement without Bank's prior written consent.

F. Credit Inquiries. Borrower hereby authorizes Bank to respond to any credit inquiries received by Bank from trade creditors or other credit granting institutions.

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G.   Release of Claims  Against  Bank. In  consideration  of the Bank making the
     Loans described in this Agreement, Borrower and the Obligor(s) do each hereby release and discharge Bank of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which Borrower or any of the Obligor(s) have against the Bank from the date of their respective first contact with Bank until the date of this Agreement. Borrower and the Obligor(s) confirm to Bank that they have reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Agreement and the Related Documents and do each acknowledge and agree that Bank is relying upon this release in extending the Loans to Borrower.

H. Waiver of Jury Trial. Borrower and the Obligors do each knowingly, voluntarily and intelligently waive their constitutional right to a trial by jury with respect to any claim, dispute, conflict, or contention, if any, as may arise under this Agreement or under the Related Documents, and agree that any litigation between the parties concerning this Agreement and the Related Documents shall be heard by a court of competent jurisdiction sitting without a jury. Borrower and the Obligor(s) hereby confirm to Bank that they have reviewed the effect of this waiver of jury trial with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to signing this Agreement and the Related Documents and do each acknowledge and agree that Bank is relying upon this waiver in extending the Loans to Borrower.

I. Headings. All section and paragraph headings in this Agreement are included for convenience only and do not constitute a part of this Agreement.

J. Term of Agreement. This Agreement supersedes and replaces all previous loan agreements with regard to the Loans described in Paragraph I. Unless superseded by a later Business Loan Agreement, this Agreement shall continue in full force and effect until all of Borrower's Obligations to Bank are fully satisfied and the Loans and Indebtedness are fully repaid.

K. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

L. Tax Loss Carry-forwards. Any tax loss carry-forwards of Richton will be used to specifically offset, if applicable, income tax expenses of Century, CBE, and any other subsidiaries.

X.   DEFINITIONS.

     The following words shall have the following meanings in this Agreement:

A. "Average Investable Balance" means the average daily ledger balance in Borrower's deposit account referred to in Paragraph III.K. of this Agreement, less (I) average daily uncollected deposits, (ii) Bank's reserve requirement, and (iii) amounts necessary to offset applicable service charges, for the period covered by the account analysis statement provided by Bank, as shown on such account analysis statement.

B. "Base Rate" or "Prime Rate" means that variable rate of interest from time to time established by the bank designated in the Loan promissory note(s) and Section I. of this Agreement as its base or prime commercial lending rate.

C. "Bank" means Michigan National Bank, a National banking association, and any successor or assign.

D. "Collateral" means that Property which Borrower and any other Obligor has pledged, mortgaged, or granted Bank a security interest in, wherever located and whether now owned or hereafter acquired, together with all replacements, substitutions, proceeds and products thereof.

E. "Current Ratio" means that ratio obtained by dividing total current assets by total current liabilities as determined under GAAP.

F. "Debt Service Coverage Ratio" means that ratio obtained by dividing the sum of Borrower's (I) net income after taxes and distributions, (ii) interest expense, (iii) depreciation expense, and (iv) amortization expense, by the sum of Borrower's interest expense plus current maturities of long-term debt, all as determined under GAAP.

G. "EBITDA" means net income before (i) taxes and distributions, (ii) interest expense, (iii) depreciation expense, and (iv) amortization expense.

10028.mst (01/98)                         (C) 1998 MICHIGAN NATIONAL CORPORATION

H. "Environmental Laws" means all laws, regulations, and rules of the United States of America, State of Michigan, and local authorities which pertain to the environment, including but not limited to, the Clean Air Act (42 USC 7401 et seq.), Clean Water Act (33 USC 1251 et seq.), Resource Conservation and Recovery Act of 1976 (42 USC 6901 et seq.), Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 USC 9601 et seq.), Hazardous Materials Transportation Act (49 USC 1801 et seq.), Solid Waste Disposal Act (42 USC 6901 et seq.), Toxic Substances Control Act (15 USC 2601 et seq.), Michigan Natural Resources and Environmental Protection Act (MCL 324.101 et seq. as each of said statutes have been or are hereafter amended, -- ---- together with all rules and regulations promulgated by the Environmental Protection Agency and Michigan Departments of Natural Resources and Environmental Quality and all additional environmental laws, rules, and regulations in effect on the date of this Agreement and as may be enacted and effective.

I. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor act.

J. "Event of Default" means any of the events described in Section VI. of this Agreement or in the Related Documents.

K. "Financial Statements" means all balance sheets, cash flows, earnings statements, and other financial information (whether of the Borrower or an Obligor) which have been, are now, or are in the future furnished to Bank.

L. "GAAP" means "generally accepted accounting principles" consistently applied, as set forth from time to time in the Opinion of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, or which have other substantial authoritative support.

M.   "Guarantor" means any Person who has guaranteed payment of the Loans.

N. "Indebtedness" or "Obligations" means all Loans, indebtedness, and obligations of Borrower to the Bank, including but not limited to, any Bank advances for payments of insurance, taxes, amounts advanced by Bank to protect its interest in the Collateral, overdrafts in deposit accounts with Bank, and all other indebtedness, obligations and liabilities of Borrower to Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

O. "Michigan National Bank Prime Rate" or "MICHIGAN NATIONAL BANK Prime" means that variable rate of interest so designated and from time to time established as the Michigan National Bank prime commercial lending rate or such prime commercial lending rate.

P. "Net Worth" means the difference between Borrower's total assets and total liabilities, as determined under GAAP.

Q. "Obligor" means any person having any obligation to Bank, whether for the payment of money or otherwise, under this Agreement or under the Related Documents, including but not limited to any guarantors of Borrower's Indebtedness.

R. "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the powers and functions of the Pension Benefit Guaranty Corporation.

S.   "Person" means any  individual,  corporation,  partnership,  joint venture,
     association,   trust,  unincorporated  association,  joint  stock  company, government, municipality, political subdivision, agency or other entity.

T. "Property" means all of Borrower's (or other Obligor's, as applicable) assets, tangible and intangible, real and personal.

U. "Quick Ratio" means the total of Borrower's cash, marketable securities and accounts receivable, divided by current liabilities, as determined under GAAP.

V. "Related Documents" means any and all documents, promissory notes, security agreements, leases, mortgages, guaranties, pledges, and any other documents or agreements executed in connection with this Agreement. The term shall include documents existing before, at the time of execution of, this Agreement, and documents executed after the date of this Agreement.

W. "Subordinated Debt" means all of that indebtedness to others, and all collateral security therefor.

X.   "Tangible Net Worth" means Net Worth less intangible assets.

Y. "Working Capital" means the excess of Borrower's current assets over current liabilities, determined under GAAP.

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                                      -7-

XI.  ADDITIONAL AGREEMENTS:

     See the Addendum To Business Loan Agreements (Line of Credit) (Draw No. 01) and (Draw No. 02) for additional terms and conditions.

     IN WITNESS WHEREOF the parties have executed this Agreement on this 4th day of March, 1998.

                                          BORROWER:

                                          RICHTON INTERNATIONAL CORPORATION,
                                          a Delaware corporation

                                                    /s/ F.R. Sullivan
                                          By: ----------------------------------
                                          Its: President

                                          and

                                          CENTURY SUPPLY CORP.,
                                          a Michigan corporation

                                                    /s/ Wayne R. Miller
                                          By: ----------------------------------
                                               Wayne R. Miller
                                          Its:   President

                                          BANK:

                                          MICHIGAN NATIONAL BANK,
                                          a national banking association

                                                  /s/ Joseph M. Redoutey
                                          By: ----------------------------------
                                               Joseph M. Redoutey
                                          Its: Relationship Manager


10028.mst (01/98)                         (C) 1998 MICHIGAN NATIONAL CORPORATION

                                   ADDENDUM TO
                             BUSINESS LOAN AGREEMENT

                                (Line of Credit)

                                  (Draw No. 01)

     This Addendum Agreement ("Addendum") is an integral part of the Business Loan Agreement executed by Borrower, and each and all of the terms, conditions, provisions and agreements set forth in the Business Loan Agreement are incorporated by this reference into this Addendum.

I. LINE OF CREDIT LOAN - DRAW NO. 01

     Under those terms and conditions set forth in the Business Loan Agreement and in this Addendum, and provided there shall exist no Event of Default, Bank agrees to loan to Richton International Corporation ("Richton"), from time to time at Richton's request, up to but not to exceed the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) (the "Line of Credit Loan").

II. LINE OF CREDIT NOTE - DRAW NO. 01

     The Line of Credit Loan shall be signified by Richton's execution and delivery to Bank of a promissory note in the amount of the Line of Credit Loan (the "Line of Credit Note").

III. EXPIRATION OR SUSPENSION OF BANK'S COMMITMENT

     Bank's obligation to Advance any sum to Richton under the Line of Credit Loan and Line of Credit Note shall automatically (a) cease and terminate upon the maturity date stated in the Line of Credit Note, and (b) suspend or terminate (at Bank's option), upon the occurrence of any Event of Default unless Bank agrees in writing to waive said Event of Default. No subsequent Advance by Bank shall be construed as a waiver by Bank of the benefit of this provision, nor shall Bank be estopped thereby to refuse any subsequent Richton Advance request.

IV.  BORROWING PROCEDURE

A. Richton may request an Advance on any day the Bank is open for business, and Bank will promptly make the Advance available to Richton by crediting Richton's general deposit account number _________________ in the amount requested, or in such other manner as Richton shall request in writing, unless:

     (1) Bank's commitment to Richton under the Line of Credit Loan has expired; or

     (2) The requested Advance, when aggregated with all of Richton's previous unpaid Advances, would cause the unpaid principal balance of the Line of Credit Note to exceed the Line of Credit Loan Amount.

V. EVENTS OF DEFAULT

     The occurrence of any of the following events shall constitute an Event of Default under this Addendum:

A. Any Event of Default under the Business Loan Agreement of which this Addendum is a part;

B. Any Richton breach of any provision or agreement in this Addendum which is not cured as set forth in the Business Loan Agreement;

C. Any representation or warranty made under this Addendum is or becomes false or misleading in any material respect;

D. The aggregate unpaid principal amount of all Advances under the Line of Credit Note exceeds the Line of Credit Loan.

VI. REMEDIES ON DEFAULT

     Upon the occurrence of any Event of Default under this Addendum, Bank shall have all remedies as are provided by law or by the Business Loan Agreement, the Line of Credit Note, or any mortgage, security or other collateral agreement.

10024 (12/97)                             (C) 1997 MICHIGAN NATIONAL CORPORATION

VII. DEFINITIONS

     As used in this Addendum the following terms shall have the following meanings:

A. "Advance" or "Advances" shall mean a loan or loans of money from Bank to Richton.

     IN WITNESS WHEREOF, the parties have executed this Addendum on this 4th day of March, 1998.


                                              BORROWER:

                                              RICHTON INTERNATIONAL CORPORATION,
                                              a Delaware corporation

                                                     /s/ Fred R. Sullivan
                                              By: ------------------------------
                                              Its: President

                                              BANK:

                                              MICHIGAN NATIONAL BANK,
                                              a national banking association

                                                     /s/ Joseph M. Redoutey
                                              By:-------------------------------
                                                   Joseph M. Redoutey
                                              Its:   Relationship Manager

10024 (12/97)                             (C) 1997 MICHIGAN NATIONAL CORPORATION

                                   ADDENDUM TO
                             BUSINESS LOAN AGREEMENT

                                (Line of Credit)

                                  (Draw No. 02)


     This Addendum Agreement ("Addendum") is an integral part of the Business Loan Agreement executed by Borrower, and each and all of the terms, conditions, provisions and agreements set forth in the Business Loan Agreement are incorporated by this reference into this Addendum.

I. LINE OF CREDIT LOAN - DRAW NO. 02

     Under those terms and conditions set forth in the Business Loan Agreement and in this Addendum, and provided there shall exist no Event of Default, Bank agrees to loan to Century Supply Corp. ("Century"), from time to time at Century's request, up to but not to exceed the lesser of the principal sum of TWENTY FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00) or the maximum of Advances allowable under the Advance Formula set forth in Section IV of this Addendum (the "Line of Credit Loan").

II. LINE OF CREDIT NOTE - DRAW NO. 02

     The Line of Credit Loan shall be signified by Century's execution and delivery to Bank of a promissory note in the amount of the Line of Credit Loan (the "Line of Credit Note").

III. EXPIRATION OR SUSPENSION OF BANK'S COMMITMENT

     Bank's obligation to Advance any sum to Century under the Line of Credit Loan and Line of Credit Note shall automatically (a) cease and terminate upon the maturity date stated in the Line of Credit Note, and (b) suspend or terminate (at Bank's option), upon the occurrence of any Event of Default unless Bank agrees in writing to waive said Event of Default. No subsequent Advance by Bank shall be construed as a waiver by Bank of the benefit of this provision, nor shall Bank be estopped thereby to refuse any subsequent Century Advance request.

IV.  ADVANCE FORMULA

     All Advances to Century under the Line of Credit Note shall be made under the following Loan Advance Formula:

     1. Borrowing Base of Five Million and 00/100 Dollars ($5,000,000.00), plus

     2. 85% of Century's under ninety (90) days Eligible Accounts, plus

     3. The lesser of 80% of Century's Extended Term Accounts, not to exceed $3,000,000.00, plus

     4. 55% of Century's Eligible Inventory, not to exceed $10,000,000.00.

V.  BORROWING PROCEDURE

A. Century may request an Advance on any day the Bank is open for business, and Bank will promptly make the Advance available to Century upon receipt, review and acceptance of Century's Borrowing Base Certificate by crediting Century's general deposit account number 9860-99386-5 in the amount requested, or in such other manner as Century shall request in writing, unless:

     (1) Bank's commitment to Century under the Line of Credit Loan has expired; or

     (2) The requested Advance, when aggregated with all of Century's previous unpaid Advances, would cause the unpaid principal balance of the Line of Credit Note to exceed the lesser of the Line of Credit Loan Amount or the maximum Advance amount determined by use of the above Advance Formula.

VI.  BORROWER REPORTS

     Until all Advances under the Line of Credit Note, together with accrued interest thereon, are fully repaid to Bank, Century agrees promptly to provide Bank with the following periodic reports:

A. Account Aging Report. Century shall furnish to Bank, not later than the 20th day of each calendar month, a report certified by Century's Treasurer or chief financial officer, showing the number and dollar sum of all of Century's Accounts outstanding and unpaid at the end of Century's preceding month, together with an aging schedule showing the number and dollar amounts of all Accounts outstanding

10024 (12/97)                             (C) 1997 MICHIGAN NATIONAL CORPORATION
     and unpaid at the end of Century's preceding month, together with an aging schedule showing the number and dollar amounts of all Accounts outstanding and unpaid for more than 30, 60, and 90 days. All of Century's Account reports shall be in form satisfactory to the Bank, and upon Bank's request Century agrees immediately to provide to Bank such additional Accounts information as Bank shall request, including but not limited to, a list of the name, address, and amount of each Account Debtor's indebtedness to Century.

B. Accounts Payable Agings. Century shall furnish to Bank, not later than the 20th day of each calendar month, a report certified by Century's Treasurer or Chief Financial Officer showing the number and dollar sum of all of Century's accounts payable outstanding and unpaid for more than 30, 60, and 90 days. Century's accounts payable reports shall be in form satisfactory to Bank and, upon Bank's request, Century agrees to immediately provide Bank with such additional information concerning any account payable as Bank requests, including, but not limited to, a list with the name, address and amount of each account payable.

C. Eligible Inventory. Century shall weekly furnish Bank with a report, as stated on the Borrowing Base Certificate, of Century's Eligible Inventory, signed by Century's Treasurer or Chief Financial Officer, in a report form satisfactory to Bank. Also, Century shall furnish to Bank, not later than the 20th day of each calendar month, a report of Century's Eligible Inventory for the preceding month, certified by Century's Treasurer or Chief Financial Officer, in a report form satisfactory to Bank A detailed report listing the Eligible Inventory by location is required not later than the 15th day of each calendar month after the preceding quarter, certified by Century's Treasurer or Chief Financial Officer, in a report form satisfactory to Bank.

D. Borrowing Base Certification. Century shall furnish Bank, not later than fifteen (15) days from each calendar month end, a report (see attached exhibit "A"), signed by Century's Treasurer or Chief Financial Officer, completed in a form satisfactory to Bank. If desired, Century may submit a report more frequently in order to borrow additional funds under their formula. A complete aging is not required for interim borrowing and the report may be dated any day of the month.

E. Verification of Accounts. Bank, at its option, may verify Century's Accounts with Account Debtors, and Century agrees to promptly take whatever action and execute such documents as in Bank's determination may be necessary to aid Bank in such verification.


VII. DETERMINATION OF ELIGIBLE ACCOUNTS AND ELIGIBLE INVENTORY

     Upon receipt of Century's above Accounts and Inventory reports, Bank shall determine which Accounts and Inventory shall be eligible for inclusion in the Advance Formula.

A. Eligible Accounts. For an Account to be eligible for an Advance, it must have the characteristics listed in this sub-paragraph VII-A. Century represents, warrants to, and agrees with Bank, as of the date of this Addendum and continuing until all of Century's obligations under this Addendum and the Business Loan Agreement are fully satisfied and all Advances and accrued interest due under the Line of Credit Note are fully repaid, that:

1. Each Account arose in the ordinary course of Century's business from the sale or lease of goods or services which have been delivered to and accepted by the Account Debtor, is represented by an invoice delivered to the Account Debtor, and is due and payable;

2. Accounts outstanding for ninety (90) days or more after the due date on original invoice, shall be excluded from the Advance Formula. If more than ten percent (10%) of any Account Debtor's Accounts with Century remain unpaid for more than ninety (90) days after the original invoice due date, all Accounts with respect to that Account Debtor shall be excluded from the Advance Formula, with the exception that this paragraph shall not apply to Accounts of an Account Debtor whose Accounts aggregate to less than One Hundred Twenty Five Thousand and 00/100 Dollars ($125,000.00);

3. Each Account is an unconditional, valid, legal and enforceable claim due and owing to Century by the Account Debtor in the amount represented on the Accounts report(s);

4. The unpaid balance of each Account is not subject to any defense, counterclaim, setoff, credit, or adjustment for returned or damaged goods or inferior services and there is no agreement between Century and the Account Debtor or any other person for any rebate, concession, discount, or release of liability, in whole or in part, except as has been disclosed to Bank in writing.

5. Each Account is subject to no security interest or claim other than Bank's security interest;

6. Century has no knowledge of the insolvency of any Account Debtor or of any proceeding with respect to bankruptcy or other debtor relief by or against any Account Debtor;

7. The Account Debtor is not an Affiliate of Century, and is not the United States of America or a branch, department, agency, or any other subdivision thereof;

8. The Account Debtor is not an Account Debtor whom Bank has, in the exercise of Bank's reasonable discretion, determined to be an ineligible Account Debtor, and as to whom the Bank has given notice to Century that such Account Debtor shall be considered ineligible.

9.   The Account is not a Foreign Account.

10024 (12/97)                             (C) 1997 MICHIGAN NATIONAL CORPORATION

B. Eligible Inventory. For Inventory to be eligible for an Advance, each item of Inventory must have the characteristics listed in this subparagraph VII-B. Century represents and warrants to, and agrees with Bank, as of the date of this Addendum and continuing until all of Century's obligations under this Addendum and the Business Loan Agreement are fully satisfied and all Advances and accrued interest due under the Line of Credit Note are fully repaid, that:

1. The Inventory is of good and merchantable quality, is salable by Century in the ordinary course of Century's business, and is not obsolete;

2. The Inventory is subject to no security interest or claim other than Bank's security interest;

3. The Inventory is located at the location or locations disclosed in writing to Bank and at no other location;

4. All Inventory has been valued at the lesser of cost or fair market value on Century's Inventory report to Bank.

VIII. EVENTS OF DEFAULT

     The occurrence of any of the following events shall constitute an Event of Default under this Addendum:

A. Any Event of Default under the Business Loan Agreement of which this Addendum is a part;

B. Any Century breach of any provision or agreement in this Addendum which is not cured as set forth in the Business Loan Agreement;

C. Any representation or warranty made under this Addendum is or becomes false or misleading in any material respect;

D. The aggregate unpaid principal amount of all Advances under the Line of Credit Note exceeds the maximum Advances available as determined under the Advance Formula.

IX. REMEDIES ON DEFAULT

     Upon the occurrence of any Event of Default under this Addendum, Bank shall have all remedies as are provided by law or by the Business Loan Agreement, the Line of Credit Note, or any mortgage, security or other collateral agreement.

X. DEFINITIONS

     As used in this Addendum the following terms shall have the following meanings:

A. "Accounts", "Inventory" and "Account Debtor" shall each have the meanings statutorily provided in Article 9 of the Michigan Uniform Commercial Code.

B. "Advance" or "Advances" shall mean a loan or loans of money from Bank to Century.

C. "Advance Formula" shall mean Bank's computation of the maximum aggregate Advances to which Century from time to time will be entitled under the Line of Credit Loan, by application of the percentages set forth in Section IV above to Century's Eligible Accounts and/or Inventory determined under
     Section VII above.

D. "Affiliate" shall mean any Person which directly or indirectly controls or is controlled by, or is under common control with Century, and all shareholders, directors, and officers of Century.

E. "Borrowing Base" shall mean the amount of Advances allowed under the Line of Credit Note which is not subject to Section IV. 2, 3 and 4 above.

F. "Extended Term Account" shall mean an Account which, when billed, is due on a date later than the 10th day of the following month, but not later than sixty (60) days after the 10th day of the following month and is not past due.

G. "Foreign Account" shall mean any Account for which payment is remitted from outside of the United States of America, except an Account for which payment is remitted from Mexico or Canada by either General Motors Corporation, Ford Motor Company, or Chrysler Corporation, or any of their divisions or subsidiaries.

10024 (12/97)                             (C) 1997 MICHIGAN NATIONAL CORPORATION

     IN WITNESS WHEREOF, the parties have executed this Addendum on this 4th day of March, 1998.

                                        BORROWER:

                                        CENTURY SUPPLY CORP.,
                                        a Michigan corporation

                                                  /s/ Wayne R. Miller
                                        By:-------------------------------------
                                             Wayne R. Miller
                                        Its:   President

                                        BANK:

                                        MICHIGAN NATIONAL BANK,
                                        a national banking association

                                                /s/ Joseph M. Redoutey
                                        By:-------------------------------------
                                             Joseph M. Redoutey
                                        Its:   Relationship Manager


10024 (12/97)                             (C) 1997 MICHIGAN NATIONAL CORPORATION

                                   EXHIBIT "A"

                           Borrowing Base Certificate

MICHIGAN NATIONAL BANK                       DATE:
All amounts in Thousands

MONTHLY   BORROWING   BASE REPORT     CENTURY SUPPLY CORP.

ACCOUNTS RECEIVABLE                         INVENTORY

aging summary date
Not yet due
Current                                      Finished Goods
31-60 days
61-90 days                                   Total                             0
Over 90 days
Over 120 days -------------
       Total
              =============

* May differ due to rounding

BORROWING BASE CALCULATION

80% of Security Value of Eligible
  Accounts Receivable                             $
Plus: 30% of Security Value of Inventory,
  not to exceed                                +  $
      $10,000,000.00

Plus: Borrowing Base                           +
          Total Availability under Formula        $
          Line of Credit Balance                  $
          Funds Available/(Over Formula)          $

ACCOUNTS PAYABLE AGING                            LOANS OUTSTANDING

08/11/97 aging summary date                       Michigan National       Amount
          Amount ______________%                  Line of Credit
                                                  Term Loan                    0

Current
31-60 days
61-90 days
Over 90 days -------------
       Total
             =============

ADDITIONAL REPORTING REQUIREMENTS

* Monthly Financial Statements
--------------------------------------------------------------------------------
The undersigned certifies that the above information is correct to customer's books and records and that the undersigned has no knowledge of any event or condition which constitutes an event of default under customer's credit arrangements with Michigan National Bank or any other creditor. The undersigned certifies that the customer has not commenced any material legal action and has not received notice of any material legal action or governmental proceeding instituted or threatened against it.

_______________________________                     ____________________________
    Authorized Signatory                                        Date

10024 (12/97)                             (C) 1997 MICHIGAN NATIONAL CORPORATION

                                   EXHIBIT "A"

                              CENTURY SUPPLY CORP
                           ELIGIBLE A/R IN THOUSANDS

                                             60 DAY    ELIGIBLE
              REPORTS  LESS S/C     10PCT    DATING     DATING       ELIGIBLE A/

NOT YET DUE
CURRENT
30 DAY
60 DAY
90 DAY
120 DAY       -------  --------    --------  -------   ---------     -----------
  TOTAL
              =======  ========    ========  =======   =========     ===========


               TOTAL ELIGIBLE A/R
               LESS 90/120 DAYS
               NEW ELIGIBLE A/R

               80% OF NEW ELIGIBLE A/R
               SMALLER OF 3,000 OR
               80% OF ELIGIBLE DATING

               TOTAL 80% OF SECURITY VALUE OF
               ELIGIBLE ACCOUNTS RECEIVABLE


10024 (12/97)                             (C) 1997 MICHIGAN NATIONAL CORPORATION


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